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                                                                  Exhibit 10.1.c

                              BASIC TOLL AGREEMENT
                                     BETWEEN
                        EMPRESA ELECTRICA PEHUENCHE S.A.
                                       AND
                 COMPANIA NACIONAL DE TRANSMISION ELECTRICA S.A.

In Santiago, Chile, on October 23, 2000, between EMPRESA ELECTRICA PEHUENCHE S.A., hereinafter and indistinctly, PEHUENCHE, represented by its General Manager, Mr. Lucio Castro Marquez, both domiciled in Santiago at Calle Santa Rosa No. 76, Floor 15, and COMPANIA NACIONAL DE TRANSMISION ELECTRICA S.A., hereinafter and indistinctly referred to as TRANSELEC, represented by its General Manager, Mr. Guillermo Espinosa Ihnen, both domiciled in Santiago at Calle Santa Rosa No. 76, Floor 9, the following has been agreed:

ONE: PURPOSE.

The purpose of the present contract is to agree as to the basic toll annual payments that PEHUENCHE is to pay to TRANSELEC for its power plants Pehuenche (nominal power of 500.0 MW) and Loma Alta (nominal power of 38.0 MW), hereinafter PEHUENCHE Power Plants, commencing from October 23, 2000.

The basic toll annual payments will entitle PEHUENCHE to upload up to the maximum power and energy production capacity of the PEHUENCHE Power Plants, which capacities are indicated in the preceding paragraph, to transmit it, and to download energy and power by means of the facilities which form part of its area of influence. PEHUENCHE shall exercise this right in accordance with such provisions as the Economic Load Dispatch Center of the Central Interconnected System (the CDEC-SIC) may impart for such purpose.

Likewise, such downloads without supplementary payments as PEHUENCHE may make in the area of influence of each one of its power plants and at all of the junctions from which, under normal operating conditions of the system, net physical transmissions occur toward such area of influence, once it has paid the basic toll, are limited to:

a) The firm power of the power plant, plus such power as may have been contracted with third parties that have paid the basic and supplementary tolls necessary for reaching the point of download;

b) The total capacity of the transmission system involved, without the existence of any priority or order of preference in this respect among all the power plants that pay the basic toll.

c) At such limits as the CDEC-SIC may establish, in consideration of that provided for in Article 198 of the Regulations for the General Electrical Services Law approved by Supreme Decree No. 327 of the Ministry of Mining, dated December 12, 1997, hereinafter the Electricity Regulations.

TWO: THE AREA OF INFLUENCE

The parties agree that the area of influence of the PEHUENCHE Power Plants is comprised of the segments that connect the upload buses of such power plants, which, for the purposes of the present contract, correspond to Ancoa 220 kW, with the basic energy sub-station of the Central Interconnected System, SIC. As of the date of signing of the present contract, the basic energy sub-station referred to corresponds to the Quillota sub-station of TRANSELEC, according to the selection of basic energy sub-station contained in the setting of semi-annual junction prices of April, 2000.


PEHUENCHE - TRANSELEC Basic Toll Contract                                      1
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In the event that, in future settings of junction prices, the basic energy sub-station is selected at another junction of the system, the extent of the area of influence of the PEHUENCHE Power Plants will be modified accordingly. Such modification will govern commencing from the same month of the setting of junction prices as the one when a change in the location of the basic energy sub-station takes place.

Consistently with that indicated in the preceding paragraph, the parties agree that, commencing from October 23, 2000, the area of influence of the PEHUENCHE Power Plants is to be comprised of the segments indicated in Exhibit No. 1 of the present contract .

THREE: ANRV + OMC

The parties agree that, during the period between October 23, 2000 and March 31, 2002, the values of the Annual Payment for New Replacement Values plus the Costs of Operation and Maintenance (the ANRV + OMC ) for the facilities referred to above, belonging to the area of influence of the PEHUENCHE Power Plants, are those presented in Exhibit No. 1 to the present contract, expressed in thousands of dollars of the United States of America on the date of January 1, 1999.

FOUR: PRO-RATA AMOUNTS

The parties agree that the pro-rata amounts for the PEHUENCHE Power Plants for the period from October 23, 2000 to March 31, 2002 are those indicated in Exhibit No. 2 to the present contract .

FIVE: DEFINITION OF THE NEW REPLACEMENT VALUE

For the purposes of the present contract , the New Replacement Value for the transmission facilities, hereinafter, without distinction, NRV, will be understood to mean the cost of renewing all of the works, facilities and physical assets intended for the function of the transmission of electricity.

Renewal is understood to mean the activity of replacing the works, facilities and physical assets presently in service with others that are equal. In the event that they do not exist on the market, the respective cost is to be that of the works, facilities and physical assets of modern technology, and current cost, meant to fulfill the same function with the same standards of quality of service. In the case of the transmission lines, those existing are considered with respect to the topographical layout, structures, voltage, numbers of circuits, and electrical transmission capacity. In the case of the sub-stations, consideration is given, in addition to the primary control and protection equipment, to the auxiliary equipment, including that of the auxiliary services, battery banks and emergency equipment, buildings meant to house the equipment indicated, pieces of land, and general works.

The costs associated with the NRV's for the transmission lines and for the sub-stations which constitute the area of influence of the PEHUENCHE Power Plants include the following items, which are set forth solely as examples, this listing not being exhaustive: engineering and design, construction management and inspection, easements and compensations, supply of imported and domestic equipment and materials with the respective entry tariffs, port charges and domestic and international freight, construction and assembly of works and equipment, other financial and administrative costs such as staggered interest, overhead expenses, and operating capital.

For purposes of the valuation of the lines, the original copper wire is replaced by one of aluminum with equivalent characteristics. In the valuation of the sub-stations, the switches for large volumes of oil, for compressed air, and for large volumes of SF6 gas have been valuated as switches for small volumes of SF6 gas. The synchronous condensers are valuated as if they were static condensers.


PEHUENCHE - TRANSELEC Basic Toll Contract                                      2
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SIX: COSTS OF OPERATION AND MAINTENANCE

The costs of operation and maintenance (OMC) take into consideration all of the costs necessary for the adequate maintenance of the facilities and their proper decentralized operation subordinate to the Zone Operation Centers (ZOC) and to a Centralized Transmission Dispatch.

The OMC's take into consideration the operating expenses intended for the planning, execution and control of the activities of operation and maintenance, whether the latter are preventative, scheduled corrective, or unscheduled corrective, and the expenses and insurance for accidents to buildings and facilities.

In addition, the OMC's include the costs of capital, of operation, and of maintenance for the vehicles, for the maintenance equipment, for the telecommunications systems, for the tools and for instruments necessary for carrying out the activities of operation and maintenance, including the remote terminal units (RTU), the Zone Operation Centers (ZOC), and the Centralized Transmission Dispatch. Likewise, the OMC's include the costs of capital, of operation, and of maintenance for the pieces of land and buildings, such as workshops, offices, and warehouses meant for operation and maintenance.

SEVEN: BASIC TOLL ANNUAL PAYMENTS UP TO MARCH 31, 2002

The parties agree that, commencing on October 23, 2000, and up to March 31, 2002, under the category of the basic ANRV + OMC for its power plants, PEHUENCHE will pay to TRANSELEC such amount as results from multiplying the sum of the annual payment for the new replacement value (ANRV) and the costs of operation and maintenance (OMC) for each one of the facilities of the area of influence of the said power plants by the pro-rata amount corresponding to said power plants.

As a result of that indicated above, the parties agree that the basic toll annual payments for the PEHUENCHE Power Plants for the period from October 23, 2000, and up to March 31, 2002, net of the value-added tax, which PEHUENCHE is to pay to TRANSELEC, are those indicated in Table No. 1 below. These annual payments, the calculation of which is indicated in Exhibit No. 3 to the present contract , are expressed in dollars of the United States of America as of January 1, 1999.

                                   Table No. 1
          ANRV + OMC for the PEHUENCHE Power Plants (basic ANRV + OMC )
                        Basic Energy Substation: Quillota
                 Period from October 23, 2000, to March 31, 2002
                Values in thousands of US $ as of January 1, 1999

     ---------------------------------------------------------------------------
         Power Plant                              PERIOD
     ---------------------------------------------------------------------------
                       October 23, 2000 up to March    April 1, 2001 up to March
                                 31, 2001                      31, 2002
     ---------------------------------------------------------------------------
     Pehuenche                   9,626.08                      9,564.34
     ---------------------------------------------------------------------------
     Loma Alta                     572.46                        578.31
     ---------------------------------------------------------------------------
                 TOTAL:         10,198.54                     10,142.65
     ---------------------------------------------------------------------------

The values contained in Table No. 1 above take into consideration that, commencing from October 23, 2000 the area of influence of the PEHUENCHE Power Plants extends from the download bus of the power plant up to the Quillota sub-station of TRANSELEC.


PEHUENCHE - TRANSELEC Basic Toll Contract                                      3
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EIGHT: BASIC TOLL ANNUAL PAYMENTS COMMENCING FROM APRIL 1, 2002

Starting from April 1, 2002, and until the date when a modification of the present basic toll contract may start to govern, arising as indicated in Article TWELVE, the amount of the basic toll that PEHUENCHE will pay to TRANSELEC will be calculated by considering the following for each one of the power plants thereof:

a) The facilities which comprise the area of influence thereof established by the Board of Directors of the CDEC - SIC in accordance with letter b) of
      Article 176 of the Electricity Regulations.

b) The values of basic tolls per unit of firm power for each segment calculated by the Tolls Administration of the CDEC - SIC, in accordance with that provided for in letter h) of Article 182 of the Electricity Regulations. For such purposes the NRV's and OMC 's indicated in letter
      d), below, will be taken into consideration.

c) The firm power calculated by the Operations Department of the CDEC - SIC in accordance with that indicated in letter f) of Article 181 of the Electricity Regulations.

      In the event that the CDEC - SIC has not calculated the firm power of the power plants of the SIC, the most recent values of firm power of the PEHUENCHE power plants which were in force on such date will be employed in a provisional manner.

d) The New Replacement Values (NRV's) and the Costs of Operation and Maintenance (OMC's) published by TRANSELEC in the book of that name, edition of July, 1999, duly indexed according to the formulas contained in that publication.

e) The calculation of the basic toll for PEHUENCHE will be made annually and the new value will take effect between the months of April of each year and March of the next year.

NINE: PAYMENT MODALITY.

The basic ANRV + OMC's will be paid in twelve monthly installments upon each month due, equivalent to multiplying the value of the basic ANRV + OMC indicated for each period and power plant in Table No. 1 above, or the basic tolls resulting from applying that provided for in Article EIGHT, duly indexed according to that provided for in Article TEN by the factor of 0.07974 (seven thousand nine hundred seventy-four one-hundred-thousandths) and converted to pesos of domestic currency employing the exchange rate corresponding to the "observed dollar" referred to in the first paragraph of No. 6 of Chapter I, Title I, of the Compendium of International Currency Exchange Rules published by the Central Bank of Chile, or such as may replace it in the future, at the average for the month corresponding to payment. The monthly payment thus stipulated must contain a separate surcharge for the value-added tax, the V.A.T.

TRANSELEC will send the invoice within the first five (5) business days of the month subsequent to the month to which the charge pertains. PEHUENCHE undertakes to pay such invoice to the treasury of TRANSELEC in Santiago, in cash, by check, not crossed, within the banking region of Santiago, or bank site draft, at latest prior to noon on the sixteenth day of each month subsequent to the month to which the charge pertains. If such day is a Saturday, Sunday or holiday, the time due will extend up to noon on the subsequent business day.

Nevertheless, the parties may agree to a different method of payment, which may be by a bank transfer of funds or deposits into any of the checking accounts of TRANSELEC. In such case PEHUENCHE must inform TRANSELEC in writing as to the date, amount, checking account


PEHUENCHE - TRANSELEC Basic Toll Contract                                      4
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number, and bank through which the payment or deposit has been made, as well as the number of the invoice or invoices that it has paid.

In the case of default or simple delay in payment, interest will accrue at the maximum contractual rate for transactions that are not adjustable of less than or more than ninety (90) days, as the case may be, from the date when the default or simple delay took place and up to the date of the actual payment thereof.

In the event that TRANSELEC sends the invoice late, PEHUENCHE will be able to postpone its payment by one day for each day of delay and such postponement will not be deemed to be a default or simple delay for the purposes of charging the interest referred to in the preceding paragraph.

TEN: INDEXING

The parties agree that the monthly payments pertaining to the basic toll annual amounts for the PEHUENCHE Power Plants are to be indexed semi-annually on January 1 and on July 1 of each year, multiplying the monthly payment in force for the prior month by such factor as may result from applying the formula for indexing tolls detailed in Exhibit No. 4 to the present document. For these purposes, the said indexing factor will be deemed to be rounded off to the fifth decimal.

The first indexing will take place on July 1, 2000 and will cover the period between January 1, 1999 and June 30, 2000. The parties agree that the indexing factors corresponding to the first and second semi-annual periods of 1999 and to the first semi-annual period of 2000 are 0.95896, 0.94468 and 1.04100, respectively.

Whenever a semi-annual indexing of tolls is applicable, TRANSELEC will prepare and will send to PEHUENCHE a memorandum of calculation containing, in a detailed and documented manner, the value of the new monthly payment. The sending of this document must take place five (5) business days in advance of the date of sending of the invoices corresponding to the months of January and July of each year.

ELEVEN: SETTLEMENT OF THE VIRT's

The parties agree that they will carry out a monthly settlement, between themselves, of the valuation of the uploads and downloads per segment (VIRT's) for each one of the segments indicated in Article TWO generated by the balances of uploads and downloads made by the CDEC - SIC for each one of the said segments. The settlement indicated will be carried out during the month subsequent to the month to which the settlement pertains, once TRANSELEC has actually received such amounts from the rest of the members of the CDEC - SIC. In the event that the CDEC - SIC has not determined the VIRT's or in the event that TRANSELEC has not received all or part of the VIRT's from the rest of the members of the CDEC - SIC, the parties may agree on provisional settlements under this category, on account against final payment.

The amount to be paid for the settlement of the VIRT's will be equal to the VIRT of each segment multiplied by the pro-rata amount for PEHUENCHE for such segment. If the amount of the settlement corresponding to the entirety of the segments indicated in Clause TWO proves to be greater than zero, TRANSELEC will pay such amount to PEHUENCHE plus the value-added tax and, to the contrary, if the amount of the total settlement proves to be less than zero, PEHUENCHE will pay the absolute value of such amount, plus the value-added tax, to TRANSELEC. For purposes of these settlements, if appropriate, the same interest rate as that employed by the CDEC - SIC will be used.


PEHUENCHE - TRANSELEC Basic Toll Contract                                      5
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If in the period subsequent to March 30, 2002, such basic tolls as PEHUENCHE may pay to TRANSELEC take consideration of the discount of the rate revenues estimated by the Administration of Tolls of the CDEC - SIC, the latter will be settled by readjustment between the parties in a monthly manner by applying that provided for in the present article, but relating to the discounted rate revenues values.

TWELVE: PERIOD OF EFFECTIVENESS

The present contract will have an unlimited period of effectiveness commencing from October 23, 2000.

Notwithstanding that provided for in the previous paragraph, either of the parties may request from the other party in writing, commencing from January 1, 2006, a partial or total revision of the contract.

Revision of the present contract must be anticipated if legal changes arise in the Decree with Force of Law (Mining) (DFL - M) No. 1/82, at Articles 51, 51A to 51F thereof, in such manner as to adapt the contract to such legal changes. Revision of the contract for this reason may be requested by either of the parties and will take effect once the legal modifications enter into force.

Likewise, if the parties do not reach an agreement on the modifications to the present contract arising from such general or partial revision as either of the parties may request commencing from January 1, 2006, within a term of six months from the date of receipt of such request, the parties agree to submit the difference to the arbitration panel provided for in Article EIGHTEEN. The contract will be modified under the terms decided by such arbitration panel.

In no case will a gap arise in the payments that PEHUENCHE makes to TRANSELEC. In the event that methodological or regulatory absences of definition exist deriving from legal modifications, the monthly payments will continue to be made on the basis of the present contract in a provisional manner subject to adjusted settlement until such time as such absences of definitions are resolved by mutual agreement between the parties or in accordance with the procedure established in Article EIGHTEEN.

The respective modification of the basic toll, whether arising by agreement of the parties or by decision of the arbitration panel, will govern from the time when the event causing such revision arises or enters into force, giving rise to such monthly settlement readjustments as may pertain. The differences will be paid, if appropriate, by such party as proves to be the debtor, with the interest current for transactions that are not adjustable of more than or less than 90 days, as may pertain, within a maximum term of 30 days subsequent to the time when the contract arises or the arbitration award becomes executory.

THIRTEEN: REVISIONS OF THE BASIC TOLL

The parties agree that, in the period prior to March 31, 2002, the value of the basic toll under the present contract can solely and exclusively be revised to incorporate the effects caused by:

a) The connection of new power plants to the SIC which are not included in the Work Plan considered for the calculation of the toll.
b) Change in the direction of the flow toward the basic energy sub-station of the SIC under typical operating conditions.
c) A failure to materialize, delays or accelerations in projects contemplated in the Work Plan considered in the calculation of the toll.
d)    An increase in the capacity of any of the PEHUENCHE Power Plants.
e)    Changes in the capacity of the existing power plants.


PEHUENCHE - TRANSELEC Basic Toll Contract                                      6
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f)    Disconnection, under the conditions indicated in Article 167 of the
      Electricity Regulations, or a change in the point of connection of the existing power plants.
g) Modifications of the facilities of the area of influence of the PEHUENCHE Power Plants caused by addition or removal of TRANSELEC facilities.
h) Acceleration or delay in the transmission works envisioned in the basic toll calculated.

For purposes of that provided for in the present article, reference is to be made to the conditions employed in the application of the arbitration award between PEHUENCHE / TRANSELEC - COLBUN dated January 20, 1999, contained in Exhibit No. 1 to the report on the contract between TRANSELEC and COLBUN, approved by that Court of Arbitration on the date of April 15, 1999. Exception is made of the basic toll for the Taltal power plant, the calculation of which has been done by employing the bases which are included in Exhibit No. 5 to the present contract .

Revision because of any of the reasons indicated will commence by means of the sending by the interested party to the other party of a written report containing the technical and economic reasons justifying it. The addressee party of the report will have a maximum term of 30 consecutive days to analyze and respond to the report.

In the event that the indicated report is rejected, whether expressly or due to the passage of the term of 30 days without the issuance of a response, it will be deemed that a disagreement exists with respect to the modification proposed. In such case the parties will seek to resolve the differences directly. If another 30 days pass and an contract has not been reached, either of the parties will be able to resort to the arbitration panel provided for in Article EIGHTEEN in order to resolve the dispute.

The respective modification of the basic toll, whether arising from the contract of the parties or from a decision of the Court of Arbitration, will govern from the time when the event causing such revision arises or enters into force, giving rise to such monthly settlement readjustments as may pertain. The differences will be paid if appropriate, by such party as proves to be the debtor, with the interest current for transactions that are not adjustable of more than or less than 90 days, as may pertain, within a maximum term of 30 days subsequent to the time when the contract arises or the arbitration award becomes executory.

In no case will a gap arise in the payments that PEHUENCHE makes to TRANSELEC. In the event that methodological or regulatory absences of definition exist deriving from legal modifications, the monthly payments will continue to be made on the basis of the present contract in a provisional manner subject to adjusted settlement until such time as such absences of definitions are resolved by mutual agreement between the parties or in accordance with the procedure established in Article EIGHTEEN.

Any modification of the facilities which comprise the area of influence or the pro-rata amounts of the PEHUENCHE Power Plants arising from a revision of the toll provided for in the present article will, as a result, give rise to the modification of Exhibit No. 1, Exhibit No. 2, or Exhibit No. 3, as may be appropriate.

The parties agree that the procedure for revising the value of the basic toll which they have agreed to in the present article will apply in serious cases involving significant imbalances in the susceptibility of the contract to commutation, that is, it will only be applied in instances where it is ascertained that the economic effect of one or more of the causes defined in letters a) to h) above, represents an increase or decrease of at least 5% (five percent) of the value of the basic toll annual payment in force at the time when the cause or causes giving rise to such revision took place. In order to determine the percentage of the increase or decrease in the annual payment indicated, the number of power plants and their diversity in terms of geographical location have been taken into account.


PEHUENCHE - TRANSELEC Basic Toll Contract                                      7
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That set forth in the present article notwithstanding, in the event that, in future settings of junction prices, selection is made of a basic energy sub-station at another junction of the system, the extent of the area of influence for the PEHUENCHE Power Plants will be modified accordingly, pursuant to that provided for in Article TWO of the present contract .

FORTEEN: LIABILITIES

The liabilities of the contracting parties will correspond to those defined in Decree with Force of Law No. 1 of 1982 of the Ministry of Mining, hereinafter the Electricity Law, the Electricity Regulations, the manuals and procedures of the CDEC - SIC, and the modifications or changes of the mentioned legal sources.

TRANSELEC will at no time be liable for such damages or losses as PEHUENCHE may suffer due to a total or partial lack of supply of electrical energy and power, excessive variations in voltage or frequency, or others, caused by technical failures which may affect the facilities of the Transmission System of TRANSELEC
(SIT), or due to any other event that may interrupt, paralyze, or disturb transmissions of energy or power at the facilities of the area of influence of the PEHUENCHE Power Plants caused by an act of God or force majeure and, the listing which follows not being exhaustive, the following: damage caused by natural phenomena, telluric phenomena, lightning, storms, falling trees, floods, and inundations, among others.

On its part, PEHUENCHE will in no case be liable for such losses as TRANSELEC may suffer due to technical failures or any other event which may interrupt, paralyze, or disturb the generating or transmission of energy and power at the PEHUENCHE Power Plants caused by an act of God or force majeure. Among other things, an act of God or force majeure will be deemed to be the occurrence of a prolonged drought that impedes the normal generating of energy.

FIFTEEN: SUSPENSION OF SERVICE

TRANSELEC may suspend the transmission of energy and power for purposes of scheduled modification or maintenance work. Such suspensions will be planned and scheduled by TRANSELEC upon hearing the opinions on this subject from the various generating companies affected by such interruption in supply. Such suspensions must be communicated by TRANSELEC to PEHUENCHE in writing at least sixty (60) days in advance.

The suspensions of service will be governed by the Electricity Law, by the Electricity Regulations, and by the rules and regulations of the CDEC - SIC.

TRANSELEC may also suspend the transmission of energy and power for purposes of emergency repairs. Such suspensions will take place with the giving of notice to PEHUENCHE as far in advance as the circumstances permit.

SIXTEEN: INFORMATION ON OPERATION

TRANSELEC undertakes to send to PEHUENCHE, each time that events occur affecting the normal functioning of the transmission facilities of the area of influence of the PEHUENCHE Power Plants, a report in which it will set forth the irregularities and/or the interruptions in service occurring at such facilities, prior to 12:00 a.m. on the day subsequent to the occurrence of the event. In the mentioned report there will be indication of the durations of the interruptions that may have arisen at the facilities in the area of influence of the PEHUENCHE Power Plants and an estimate of the energy interrupted through such facilities, the day and the time when it occurred. In this same report or in another supplementary report the causes of the irregularities will be indicated.

SEVENTEEN: AVAILABILITY OF THE SYSTEM


PEHUENCHE - TRANSELEC Basic Toll Contract                                      8
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TRANSELEC undertakes to comply with such service quality standards as may be established by the Electricity Law, the Electricity Regulations, the manuals and procedures of the CDEC - SIC, and the modifications or changes in the mentioned texts, which in no event will be lower than the historical standards existing as of the date of this contract , measured as the average of the Equivalent Interruption Time (TEI) from Internal Causes registered for the years 1995 to 1999 as specified in the annual report from TRANSELEC pertaining to the year 1999. Such average TEI from Internal Causes amounts to 15.9 minutes.

In the event that a failure to comply with this index is detected for two consecutive years, TRANSELEC undertakes to hire an outside technical auditor designated by mutual agreement between the parties, which will make a diagnosis and recommendations on the operational and maintenance practices followed by TRANSELEC. The recommendations issued by the auditor must necessarily be implemented by TRANSELEC.

EIGHTEEN: ARBITRATION

Any problem that may arise between the parties relating to the interpretation, performance or breach, application, or termination of the present contract will be resolved by the Court of Arbitration constituted in accordance with that indicated in Article 51 G of Decree with Force of Law No. 1 of 1982 of the Ministry of Mining.

It is expressly established that, if one of the parties refuses to designate or delays in the designation of the arbitrator whom it is responsible for appointing, the other party may resort to the regular courts to proceed with the appointment thereof. It will be understood that a refusal or delay exists when the term of twenty (20) days indicated in the third paragraph of the mentioned
Article 51 G has passed and the party has not made such designation.

Likewise, the parties set forth that if the arbitrators do not agree on the designation of the third arbitrator within the same term as that referred to above, such designation will be made by the Regular Court of Justice of the Borough of Santiago, in which case the appointment shall necessarily fall upon an attorney at law who has been a member of the Supreme Court or the Court of Appeals of Santiago or Dean or Director of the School of Law of the University of Chile or of the Catholic University of Chile.

Once arbitration is convened, the arbitrator must decide, as the first remedy, within a term less than sixty days, the amount that must continue to be paid, if appropriate, by PEHUENCHE to TRANSELEC provisionally, until such time as the dispute is finally resolved.

NINETEEN: LEGAL CAPACITIES

The legal capacity of Mr. Lucio Castro Marquez to represent PEHUENCHE is set forth in the public deed dated November 2, 1999 executed before the Notary Public for Santiago Mr. Fernando Opazo Larrain.

The legal capacity of Mr. Guillermo Espinosa Ihnen to represent TRANSELEC is set forth in the public deed dated August 18, 1997 executed before the acting notary public for Santiago Mr. Ismael Ibarra Leniz.

TWENTY: EXHIBITS

The exhibits to this contract , four (4) in total, duly signed by the appearing parties, form an integral part of this document for all contractual and legal purposes.


PEHUENCHE - TRANSELEC Basic Toll Contract                                      9
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TWENTY-ONE: NUMBER OF COUNTERPARTS

The present contract is signed in four (4) counterparts, two (2) of which are left in the possession of each one of the parties.


s/                                        s/
Lucio Castro Marquez                      Guillermo Espinosa Ihnen
GENERAL MANAGER                           GENERAL MANAGER
PEHUENCHE                                 TRANSELEC


PEHUENCHE - TRANSELEC Basic Toll Contract                                     10